Mark Griffin, Investors 629.213.5672 mark.griffin@alliancebernstein.com	Jennifer Casey, Media 212.969.1157 jennifer.casey@alliancebernstein.com

AB Announces March 31, 2021 Assets Under Management
New York, NY, April 12, 2021 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $697 billion during March 2021 from $688 billion at the end of February. Firm wide net inflows into all three distribution channels - Institutions, Retail, and Private Wealth, coupled with market appreciation, drove the 1.3% increase. There were no outflows resulting from AXA S.A's ongoing redemption of certain low-fee fixed income mandates, of which approximately $2 billion remains outstanding, the majority of which is expected in the second quarter of 2021.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At March 31, 2021				At Feb 28
					2021

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$64	$115	$53	$232	$225
Passive	28	37	1	66	65
Total Equity	92	152	54	298	290

Fixed Income
Taxable	157	81	14	252	255
Tax-Exempt	1	24	27	52	51
Passive	—	8	—	8	8
Total Fixed Income	158	113	41	312	314

Alternatives/Multi-Asset Solutions(1)	65	7	15	87	84
Total	$315	$272	$110	$697	$688

	At February 28, 2021

Total	$311	$269	$108	$688

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2020. Any or all of the forward-looking statements made in this news release, Form 10-K, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of March 31, 2021, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 36.5% of AllianceBernstein and Equitable Holdings, Inc. ("EQH"), directly and through various subsidiaries, owned an approximate 64.3% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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